Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
PSB Holdings, Inc.

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated September 4, 2008, related to the consolidated statements of financial condition of PSB Holdings, Inc. as of June 30, 2008 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended, which report appears in the June 30, 2009 annual report on Form 10-K of PSB Holdings, Inc.

WHITTLESEY & HADLEY, P.C.

September 25, 2009
Hartford, Connecticut